Exhibit 10.1

Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. Redacted portions are indicated with the notation “[***]”.

PRODUCTS PROCUREMENT AGREEMENT

1.	Agreement and Applicability

This Products Procurement Agreement (“Agreement”) for the sale of Products, as defined in Section 4 below, between the Seller and the Buyer, as identified in Section 2 below, shall become effective on the Effective Date, as identified in Section 3 below.

The Seller and the Buyer agree that the sale of the Product (as defined in Section 4 below) in the quality, at the quantity, and for the prices (as addressed in Section 5 below) satisfy the requirements found in Section 4 of that certain Joint Development Agreement (“JDA”) executed by the Seller and the Buyer on 14 November 2022, and the Seller and the Buyer also agree that this Agreement is the “Products Procurement Agreement” reference therein. The Seller and Buyer further agree that the JDA shall continue in effect.

2.	Parties

Seller and Buyer (each a party and together the Parties) are identified as follows:

SELLER:	The Seller under this Agreement shall be Westwater Resources, Inc. (“WWR” or “Westwater”), which is a publicly traded company organized and existing under the laws of the State of Delaware in the United States of America, with its head office located at 6950 South Potomac Street, Suite #300, Centennial, Colorado, 80112.

BUYER:	The Buyer under this Agreement shall be SK On Co., Ltd. (“SKO” or “Buyer”), a company incorporated under the laws of the Republic of Korea, having its principal place of business at 51 Jong-ro, Jongno-gu, Seoul 03161, Republic of Korea.

3.	Term

Buyer and Seller are executing and delivering this Agreement as of the later of the date of their signatures set forth on the signature page hereto (the “Signing Date”) but acknowledge and agree that the effective date of this Agreement (“Effective Date”) shall be [***]. Notwithstanding the foregoing, this Agreement shall only take in effect when: (i) Seller completes Phase 1 before eighteen (18) months prior to the Effective Date (“Longstop Date”) and; (ii) Buyer executes and signs a certain nomination or supply agreement with a third party purchaser that is potentially expected to use the Product (“Third-party OEM Purchaser”) herein before the Effective Date and provides written notification of such event to Seller (the “Notice”).

This Agreement shall commence on the Effective Date and shall continue until [***] (the “Term”), unless terminated earlier by mutual written agreement of the parties. Parties may extend the term when the initial Term is expired by mutual written agreement.

Seller shall complete the Kellyton Plant by Longstop Date and shall provide written evidence of such completion to the Buyer. In the event that Kellyton Plant is not completed by the Longstop Date for any reason, the Buyer’s obligation set forth in this Agreement shall not be applicable. For the avoidance of doubt, the completion the Seller’s Kellyton advance graphite processing plant located in Kellyton, Alabama (the “Kellyton Plant”) occurs when the Kellyton Plant becomes capable of producing sufficient volume of Product agreed in Schedule 2 below (“Phase 1”).

4.	Product

The following amounts of CSPG-10 natural graphite anode products (“Product”) to be sold under the Agreement shall comply with the specifications attached as Schedule 1 (the “Specifications”) and shall be delivered in accordance with the terms and conditions set forth hereunder this section.

a.	The Seller shall make available to the Buyer, DDP (Delivered Duty Paid) Incoterms at the Buyer’s plant in Georgia, JV plant in Kentucky, or JV Plant in Tennessee which will be designated in each order by Buyer. In case of other destinations other than three above locations, Parties shall discuss in good faith the costs related to the shipping again. :

i.	Beginning on [***], and ending on [***], Buyers intends to order with shipments starting in [***], and with the parties willing to develop a rolling forecast to ensure volumes will be available. See Schedule 2 for forecast.

ii.	Buyer may elect to move contract forward to a start date of [***] with such an election by the Buyer to be provided to Seller in writing no later than [***].

iii.	The Buyer shall purchase, on an annual basis, a minimum quantity of Product equal to [***]% of the forecast set forth in the Schedule 2 each year; provided, the minimum purchase quantity of Product can be increased from time to time by negotiations between the Parties.

iv.	Prior to [***], the parties agree to negotiate in good faith for the annual quantities specified in (a) above to be increased, beginning on [***].

b.	In case of the Force Majeure event set forth in Section 7 arises, parties shall discuss and renegotiate the volume and price of the annual minimum purchase quantity of the Buyer.

c.	The quantities purchased per month shown above shall be specified by the Buyer to the Seller in writing at least 90 days in advance of the commencement of each quarter during the Term, but such quantities shall be within the ranges specified above.

d.	With each Product sold to Buyer, Seller shall provide a dated Bill of Lading (BOL), which includes an invoice for the same using the Price determined in accordance with Section 5 below.

e.	Seller shall inform Buyer in case of any changes of raw materials and any components of the Product at least six (6) months prior to such changes and obtain Buyer’s prior written approval.

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WWR		SKO

f.	Seller shall conduct due diligence its sub-suppliers and will keep Buyer informed regularly on i) their activities and compliances with sanctions, export controls, and other applicable regulations and laws and ii) Buyer’s code of conduct and related policy from time to time published by Buyer and provided to Seller which as of the Effective Date.

g.	Capacity

As of December 11, 2023, Seller’s expected available CSPG-10 capacity is as follows.

CAPACITY	20[***]	20[***]	20[***]	20[***]	20[***]	20[***]	20[***]
Metric tons	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Capacity is subject to change in the event that Seller executes an off-take agreement with another company prior to completing and signing final Agreement with Buyer.

5.	Price

a.	The amount to be charged for the Product is set out in the table and notes shown below (“Price”).

PRICE*	20[***]	20[***]	20[***]	20[***]	20[***]
$USD/kg	$[***]	$[***]	$[***]	$[***]	$[***]

* Price NTE (not to exceed)

i.	For the avoidance of doubt, parties can discuss and renegotiate the Price from time to time but newly adjusted price shall not exceed the Price set forth in this Agreement.

ii.	Price is inclusive of any transportation and insurance costs, taxes, fees, duties, and levies, however designated or imposed, which are incurred by the Seller as addressed in Section 8 below.

b.	Notwithstanding the foregoing, Seller hereby agrees that it will sell the Products to Buyer [***].

c.	If during the Term, Buyer believes that the Seller or the Products are not competitive in price, Buyer may send written notice to the Seller describing the non-competitiveness with all available details (“Non-Competitive Notice”) and the parties shall meet to discuss in good faith to renegotiate the price based on the market conditions.

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WWR		SKO

6.	Specification

The Seller warrants that the Product shall be in accordance with the Specifications set out in Schedule 1. The Seller and Buyer agree that the Specifications contained in Schedule 1 can be changed once the Buyer identifies the specific cell program for which the Product will be used. If the eventual Specification required by the Buyer materially differs from the Specification shown in Schedule 1, and there is an associated change in cost in the future, the parties agree to negotiate in good faith to determine a new price. Notwithstanding the foregoing, at the Buyer’s sole discretion, if the Product fails to conform the Specifications, the Buyer’s obligation to buy up to the required minimum volume set forth herein is not applicable and Buyer may suspend its purchase until Supplier cures the non-conformity with respect to the Specification. For the avoidance of doubt, if the Product fails to pass the Buyer’s internal assessment process for the conformity of Product, the Buyer may terminate this Agreement with non-conformity notice.

The foregoing warranty by the Seller extends only to the Buyer and is in lieu of and excludes all other warranties not expressly stated in this Agreement, whether express or implied by operation of law or otherwise, including but not limited to any implied warranties of merchantability or fitness for any particular purpose.

7.	Force Majeure

Each party shall not be liable to the other party nor be found in breach or default of its obligations under the Agreement to the extent each party’s performance of such obligations is delayed, hindered or prevented, in whole or in part, directly or indirectly, due to causes beyond its reasonable control, whether foreseeable or unforeseeable, such as: acts of God; actions taken by a governmental authority (whether valid or invalid); embargoes; fires; floods, earthquakes, explosions; natural disasters; riots; wars; sabotage; or court injunction or order. Upon occurrence of a force majeure or other excusable delay, each party’s performance or delivery date shall be extended for a period equal to the duration of the force majeure or time lost by reason of delay, plus such additional time as may be reasonably necessary to overcome the effect of the delay. If the delay is due to any acts or omissions of Buyer, Seller shall be entitled to both an equitable performance and price adjustment. If the delay is due to any acts or omissions of Seller, Buyer shall be entitled to both an equitable performance and price adjustment.

8.	Incoterms Delivery Basis

The Price set forth in Section 5 above are DDP (Delivered Duty Paid) Incoterms to the Buyer’s plant in Georgia, JV plant in Kentucky, or JV Plant in Tennessee which will be designated in each order by Buyer. In case of other destinations other than three above locations, Parties shall discuss in good faith the costs related to the shipping again. The Seller is responsible for any and all transportation and insurance costs, taxes, fees, duties, and levies, however designated or imposed, which are incurred by Seller to sell the Products DDP.

9.	Payment

Buyer shall make payment to the Seller for the Product in the amount invoiced by telegraphic transfer net 60 days after BOL date against a copy of the scanned shipping documents.

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10.	Insurance

Seller to arrange and pay for insurance against loss of the Product during shipment per DDP (Delivered Duty Paid) Incoterms.

11.	Additional Conditions

If requested on or before [***], the Buyer can elect to move the contract forward to a start date of [***] as addressed in Section 4(a)(ii), and this Agreement shall continue in effect.

Buyer acknowledges that Seller and its affiliates are the owners or licensors of brands, trademarks, designs, patents, copyrights and other intellectual property related to Seller’s Products, and that no right or license is conveyed by Seller to Buyer to manufacture, have manufactured, modify, impact or copy such Products.

12.	Indemnification

Seller agrees to indemnify, defend and hold harmless Buyer and its related parent, subsidiary and affiliate companies, and each of their respective directors, officers and employees, from and against any and all claims, losses, damages, costs and expenses (including reasonable attorney’s fees) that may be suffered or incurred by any of them as a result of any claim, demand, suit, proceeding or cause of action arising in any manner from (i) the insolvency, bankruptcy or any other similar proceedings in any jurisdiction of the Seller, (ii) the use of the Products provided by Seller to Buyer, or (iii) breach or failure of express or implied warranty, breach of this Agreement, misrepresentation, negligence, strict liability in tort, or otherwise.

In no event shall the aggregate liability of Seller in any action or proceeding exceed the higher amount between the [***]% of the total amount actually paid to Seller during the certain period agreed between the parties and $[***] USD. For clarity, the aggregate liability of Seller in any action or proceeding shall not exceed $[***] USD in any case.

In case of Buyer, in no event shall the aggregate liability of Buyer in any action or proceeding exceed [***].

13.	Confidentiality and Publicity

a.	The parties agree that all of the information included within the Agreement is business proprietary and, therefore, neither party shall be permitted to disclose any of the information included within the Agreement and the Agreement itself to any third party other than its own representatives or affiliates or publicly without the express, written, prior approval of the other party.

b.	Each party agrees that if it is required by legal process or otherwise required by law to disclose the Agreement or any portion of the Agreement or any of the information included within the Agreement, then to the extent permitted by law that party shall, prior to disclosing the same, inform the other party promptly in writing of such required disclosure. In such circumstances, the parties shall reasonably cooperate to contest such disclosure, or to obtain a protective order regarding such disclosure, or to otherwise reasonably limit such disclosure to only that legally required to be disclosed.

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c.	The parties agree that each party may publicly disclose that it has entered into this Agreement, the parties to this Agreement, and the general nature of this Agreement; provided that, any such public disclosure shall be subject to prior review and approval by the other party with such approval not unreasonably withheld.

14.	Governing Law and Venue

This Agreement shall be governed by and construed according to the laws of Singapore. Any dispute between the parties relative to this Agreement shall be resolved by arbitration in Singapore in English in accordance with the Arbitration Rules of the Singapore International Arbitration Center. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement and any transaction between the parties related thereto, and it is hereby expressly disclaimed by the parties.

Executed as an AGREEMENT:

Signed by an authorized representative for Westwater Resources, Inc.	Signed by an authorized representative for SK On, Inc.
Signature /s/ Frank Bakker	Signature /s/ Jong Jin Park
Name (print) Frank Bakker President & CEO	Name (print) Jong Jin Park Executive VP Strategic Sourcing
Date: February 4, 2024	Date: February 2, 2024

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WWR		SKO

SCHEDULE 1 – SPECIFICATIONS

1.	ULTRA-CSPG 10 natural graphite anode material

2.	Delivered in 1 metric ton bags (nominal)

3.	Sourced from Westwater’s Kellyton, Alabama facility, which is owned and operated by Westwater’s wholly-owned subsidiary Alabama Graphite Products, LLC.

No	Item		Unit	CSPG10
1	Particle Size	[***]	㎛	[***]
		[***]	㎛	[***]
		[***]	㎛	[***]
2	LOI		%	[***]
3	Ash		%	[***]
4	Tap Density		g/㎤	[***]
5	SSA		㎡/g	[***]
6	Reversible Capacity		mAh/g	[***]
7	Irreversible Loss-ICL		%	[***]
8	Trace elements	[***]	ppm	[***]
		[***]	ppm	[***]
		[***]	ppm	[***]
		[***]	ppm	[***]
		[***]	ppm	[***]
		[***]	ppm	[***]
9	Trace element Magnetic impurity ([***])		ppm	<0.1

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SCHEDULE 2 – SK ON VOLUME FORECAST

	20[***]	20[***]	20[***]	20[***]	20[***]
SK on Volume Forecast (mt)	[***]K	[***]K	[***]K	[***]K	10K

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WWR		SKO